Exhibit 10.23.2.1
SECOND AMENDMENT TO LOAN AGREEMENT
     SECOND AMENDMENT TO LOAN AGREEMENT (this “Second Amendment”), dated as of July 26, 2006 (“Effective Date”), to that certain Loan Agreement dated as of October 28, 2005, by and between Ashford Dulles II LLC (the “Borrower”) and Merrill Lynch Mortgage Lending, Inc. (the “Lender”) (the “Original Loan Agreement”), as amended by that certain First Amendment to Loan Agreement, dated as of February 9, 2006 (the “First Amendment”), by and between Borrower and Lender (as so amended, the “Loan Agreement”).
W I T N E S S E T H:
     WHEREAS, the Lender and the Borrower entered into the Original Loan Agreement and subsequently entered into the First Amendment;
     WHEREAS, the Borrower has requested that certain amendments to the Loan Agreement be made and the Lender is willing to grant such requests to the Borrower on the terms and conditions stated below;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereby agree as follows:
     1. Definitions. Except as otherwise set forth herein, capitalized terms not defined herein shall have the respective meanings assigned to such terms in the Loan Agreement.
     2. Amendments to the Loan Agreement. Effective as of the Effective Date of this Second Amendment and subject to the satisfaction of the conditions precedent set forth in herein, the Loan Agreement is hereby amended as follows:
          A. Amended Definition.
               (i) The definition of Initial Maturity Date is hereby amended and restated in its entirety as follows: “Initial Maturity Date” means October 10, 2008.
          B. Amended Sections.
               (i) Section 2.5(j) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(j) Revolving Loan. Subject to the terms and conditions hereof and relying upon the representations and warranties set forth herein, Lender agrees that notwithstanding anything herein to the contrary, solely for the period (the “Revolving Period”) commencing February 9, 2006 up to and including October 11, 2007 (the “Revolving Period Expiration Date”), the Loan is hereby converted into a revolving credit facility under which Borrower may borrow, repay and reborrow with respect to the Note pursuant to this Article 2. On and after October 12, 2007, Borrower shall not be permitted to repay and reborrow with respect to the Note, and all of the terms of the First Amendment to Loan Agreement between Borrower and Lender dated as of February 9, 2006 (the “First Amendment”), other than (i) Section 2(a) of the First Amendment, and (ii) all of the terms of the Second Amendment to Loan Agreement between Borrower and Lender dated as of July ___, 2006, will be of no further force and effect, and the Original Loan Agreement shall revert to its original form as executed and in effect on the Closing Date; the amendment to the Loan Agreement set forth in Section 2(a) of the First Amendment shall survive the Revolving Period.”
               (ii) Section 2.6(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Provided that no Event of Default has occurred and is continuing hereunder, Borrower may, only on a Payment Date, prepay the Indebtedness in full (but not in part) (i) on any Payment Date that occurs on or prior to October 10, 2007, without Prepayment Premium, (ii) on any Payment Date that occurs during the period of time commencing on the Payment Date in November, 2007, and ending on and including the Payment Date in May, 2008, subject to payment of the Prepayment Premium, and (iii) on any Payment Date that occurs during the period of time commencing on the Payment Date in June, 2008, and through and including the related Maturity Date, without Prepayment Premium; provided, that in connection with any prepayment, simultaneously therewith, the Borrower shall pay to Lender all interest that would have accrued on the amount of the Loan prepaid through and including the last day of the Interest Accrual Period during which such prepayment occurs.”
     3. Representations and Warranties. To induce the Lender to enter into this Second Amendment, the Borrower represents and warrants, as of the date of the execution and delivery of this Second Amendment, that:
          (a) It has the power, authority and legal right to make and deliver this Second Amendment and to perform its obligations under the Loan Agreement, as amended by this Second Amendment, without any notice, consent, approval or authorization not already obtained, and that it has taken all necessary action to authorize the same.
          (b) The making and delivery of this Second Amendment and the performance of the Loan Agreement, as amended by this Second Amendment, does not violate any provision of law or any regulation, or its charter or by-laws, or result in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. The Loan Agreement, as amended by this Second Amendment, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally.
          (c) The representations and warranties made by it contained in the Loan Agreement are true and correct on the date of the execution and delivery of this Second Amendment and after giving effect hereto.
          (d) No Event of Default or Default has occurred and is continuing under the Loan Agreement on the date of the execution and delivery of this Second Amendment and after giving effect hereto.
     4. Conditions to Effectiveness. This Second Amendment shall become effective only upon the satisfaction or waiver of all of the following conditions precedent:
          (a) The parties hereto shall have duly executed and delivered this Second Amendment.
          (b) The Lender shall have received the certificate of the Secretary of Borrower dated as of the Effective Date, certifying (i) that attached thereto are true and complete copies of the resolutions of the board of managers of Borrower authorizing the execution, delivery and performance by Borrower of this Second Amendment and borrowing under the Loan Agreement as amended hereby, (ii) that said resolutions are all of the resolutions adopted by the board of managers of Borrower in connection with the transactions contemplated hereby and are in full force and effect without modification as of such date, (iii) that Borrower’s Operating Agreement either is attached to such certificate, or to the extent not attached has not been amended since the Closing Date, (iv) that Borrower’s Certificate of Formation either is attached to such certificate or to the extent not attached has not been amended since the Closing Date, and (v) as to the incumbency and signatures of each of its officers executing this Second Amendment and any other documents to which it is a party.
          (c) The Lender shall have received from Borrower the fees and expense payments or reimbursements referred to in Section 5 hereof or otherwise payable by Borrower in connection with this Second Amendment and the events described herein.
          (d) Lender shall have received such other documents, certificates and opinions as the Lender may reasonably request.
     5. Fees and Expenses. Borrower agrees to pay or reimburse the Lender, in accordance with Section 8.24 of the Loan Agreement (as amended hereby) for its reasonable out-of-pocket costs and expenses, including, without limitation, the reasonable fees and disbursements of counsel to the Lender including, without limitation, counsel at Dechert LLP, incurred by the Lender in connection with the preparation, reproduction, execution and delivery of this Second Amendment and any other instruments and documents to be delivered hereunder including, without limitations, costs relating to title endorsements.

     6. Reference to and Effect on the Loan Documents.
          (a) On and after the date hereof, (i) all references in the Loan Agreement to “this Agreement”, “hereof”, “herein”, or similar terms, (ii) all references to the Loan Agreement in each agreement, instrument and other document executed or delivered in connection with the Loan Agreement and (iii) all references to the Loan Agreement and all other Loan Documents, shall mean and refer to the Loan Agreement as amended by this Second Amendment.
          (b) Except as specifically amended hereby, the Loan Agreement and all other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Second Amendment shall not, operate as a waiver of any right, power or remedy of the Lender under any Loan Document, nor constitute a waiver of any provision of any Loan Document.
     7. Counterparts. This Second Amendment may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument with the same effect as if the signatures thereto and hereto were upon the same instrument.
     8. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof (except Section 5-1401 of the General Obligations Law).
     9. Successors. This Second Amendment shall be binding upon the successors and assigns of the parties hereto.
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     IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MERRILL LYNCH MORTGAGE LENDING, INC., as Lender

By:	/S/ ROBERT SPINNA

Name:
Title:

ASHFORD DULLES II LLC, as Borrower

By:	/S/ DAVID A. BROOKS

Name: David A. Brooks
Title: Vice President

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